FOR IMMEDIATE RELEASE

Contact: Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048

Sidney G. Jones, Vice President — Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
ANNOUNCES 4TH QUARTER AND 2011
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, January 31, 2012 — Genuine Parts Company (NYSE: GPC) plans to release Fourth Quarter and Year-End Earnings on February 21, 2012. Management will also conduct a conference call on this date at 11:00 a.m. Eastern time. You are invited to join the call, which will be hosted by Chairman and CEO Tom Gallagher and Vice Chairman and CFO Jerry Nix. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106. The conference ID is 46254235. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or toll-free at 855-859-2056, ID 46254235, two hours after the completion of the conference call until 12:00 a.m. Eastern time on March 6, 2012.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2010 revenues of $11.2 billion.